Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2016 FINANCIAL RESULTS

Strong third quarter financial performance

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Third quarter 2016 net earnings of $0.94 per share; earnings before items[1] of $1.13 per share
•	Lack-of-order downtime totaling 39 thousand tons in paper
•	Personal Care sales growth of 8% year-over-year

Fort Mill, October 27, 2016 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $59 million ($0.94 per share) for the third quarter of 2016 compared to net earnings of $18 million ($0.29 per share) for the second quarter of 2016 and net earnings of $11 million ($0.17 per share) for the third quarter of 2015. Sales for the third quarter of 2016 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $71 million ($1.13 per share) for the third quarter of 2016 compared to earnings before items1 of $38 million ($0.61 per share) for the second quarter of 2016 and earnings before items1 of $54 million ($0.86 per share) for the third quarter of 2015.

Third quarter 2016 items:

Ø	Impairment of property, plant & equipment of $5 million ($4 million after tax); and
Ø	Closure and restructuring costs of $10 million ($8 million after tax).

Second quarter 2016 items:

Ø	Litigation settlement of $2 million ($2 million after tax);
Ø	Impairment of property, plant & equipment of $3 million ($2 million after tax); and
Ø	Closure and restructuring costs of $21 million ($16 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Third quarter 2015 items:

Ø	Closure and restructuring costs of $1 million ($1 million after tax);
Ø	Impairment of property, plant & equipment of $20 million ($12 million after tax); and
Ø	Debt refinancing costs of $42 million ($30 million after tax).

“We had a solid operating performance despite the market related downtime in paper. Productivity improved due to lower planned maintenance outages, and we further benefited from our continuous improvement program efforts resulting in lower costs,” said John D. Williams, President and Chief Executive Officer. “We are making meaningful progress with the ramp-up of the Ashdown fluff pulp machine with milestones achieved throughout the quarter. Production of bale softwood pulp is underway with the fluff qualification period set to begin in the fourth quarter.”

Mr. Williams added, “Strong sales momentum continued in Personal Care; our topline is growing faster than market with year-over-year growth of 8%. The recent acquisition of Home Delivery Incontinent Supplies Co., a leading national direct-to-consumer provider of incontinence products, will support our Personal Care growth strategy going forward.”

QUARTERLY REVIEW

Operating income was $92 million in the third quarter of 2016 compared to operating income of $39 million in the second quarter of 2016. Depreciation and amortization totaled $87 million in the third quarter of 2016.

Operating income before items1 was $107 million in the third quarter of 2016 compared to an operating income before items1 of $65 million in the second quarter of 2016.

(In millions of dollars)	3Q 2016	2Q 2016

Sales	$1,270	$1,267
Operating income (loss)
Pulp and Paper segment	89	35
Personal Care segment	15	15
Corporate	(12)	(11)
Total operating income	92	39
Operating income before items[1]	107	65
Depreciation and amortization	87	87

The increase in operating income in the third quarter of 2016 was mostly due to lower maintenance costs, lower raw material costs, lower closure and restructuring costs and favorable exchange rates. These factors were partially offset by higher selling, general and administrative expenses, lower average selling prices, a decrease in our paper sales volume and higher freight and other costs.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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When compared to the second quarter of 2016, manufactured paper shipments were down 1% and pulp shipments increased by 3%. The shipments-to-production ratio for paper was 102% in the third quarter of 2016, compared to 105% in the second quarter of 2016. Paper inventories decreased by 17,000 tons and pulp inventories increased by 52,000 metric tons when compared to the second quarter of 2016.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $95 million and capital expenditures were $83 million, resulting in a free cash flow1 of $12 million for the third quarter of 2016. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at September 30, 2016 and at June 30, 2016.

OUTLOOK

The fourth quarter will be negatively impacted by seasonality and mix in paper. We expect some short-term pricing volatility in pulp, while raw material unit costs are expected to increase, notably for wood, energy and chemicals. Our Personal Care results are expected to continue to benefit from the new customer wins, market growth and cost savings from the new manufacturing platform.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its third quarter 2016 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2016 earnings results on February 9, 2017 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.3 billion and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2015 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,054	1,092	3,193	3,348
Personal Care	231	214	675	648
Total for reportable segments	1,285	1,306	3,868	3,996
Intersegment sales	(15)	(14)	(44)	(46)
Consolidated sales	1,270	1,292	3,824	3,950
Depreciation and amortization and impairment of property, plant and equipment
Pulp and Paper	71	75	216	224
Personal Care	16	14	47	46
Total for reportable segments	87	89	263	270
Impairment of property, plant and equipment - Pulp and Paper	5	20	29	57
Consolidated depreciation and amortization and impairment of property, plant and equipment	92	109	292	327

Operating income (loss)
Pulp and Paper	89	54	143	184
Personal Care	15	18	44	45
Corporate	(12)	(11)	(38)	(35)
Consolidated operating income	92	61	149	194
Interest expense, net	17	64	49	115
Earnings (loss) before income taxes	75	(3)	100	79
Income tax expense (benefit)	16	(14)	19	(6)
Net earnings	59	11	81	85
Per common share (in dollars)
Net earnings
Basic	0.94	0.17	1.29	1.34
Diluted	0.94	0.17	1.29	1.34
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.9	62.6	63.4
Diluted	62.7	63.0	62.7	63.5
Cash flows provided from operating activities	95	67	310	316
Additions to property, plant and equipment	83	66	302	202

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
	(Unaudited)
	$	$	$	$

Sales	1,270	1,292	3,824	3,950
Operating expenses
Cost of sales, excluding depreciation and amortization	969	1,026	3,032	3,140
Depreciation and amortization	87	89	263	270
Selling, general and administrative	107	95	314	294
Impairment of property, plant and equipment	5	20	29	57
Closure and restructuring costs	10	1	33	3
Other operating loss (income), net	—	—	4	(8)
	1,178	1,231	3,675	3,756
Operating income	92	61	149	194
Interest expense, net	17	64	49	115
Earnings (loss) before income taxes	75	(3)	100	79
Income tax expense (benefit)	16	(14)	19	(6)
Net earnings	59	11	81	85
Per common share (in dollars)
Net earnings
Basic	0.94	0.17	1.29	1.34
Diluted	0.94	0.17	1.29	1.34
Weighted average number of common shares outstanding (millions)
Basic	62.6	62.9	62.6	63.4
Diluted	62.7	63.0	62.7	63.5

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30,	December 31,
	2016	2015
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	168	126
Receivables, less allowances of $6 and $6	616	627
Inventories	770	766
Prepaid expenses	46	21
Income and other taxes receivable	33	14
Total current assets	1,633	1,554
Property, plant and equipment, net	2,887	2,835
Goodwill	548	539
Intangible assets, net	600	601
Other assets	162	125
Total assets	5,830	5,654
Liabilities and shareholders' equity
Current liabilities
Trade and other payables	645	720
Income and other taxes payable	25	27
Long-term debt due within one year	63	41
Total current liabilities	733	788
Long-term debt	1,309	1,210
Deferred income taxes and other	692	654
Other liabilities and deferred credits	342	350
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,961	1,966
Retained earnings	1,190	1,186
Accumulated other comprehensive loss	(398)	(501)
Total shareholders' equity	2,754	2,652
Total liabilities and shareholders' equity	5,830	5,654

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the nine months ended
	September 30, 2016	September 30, 2015
	(Unaudited)
	$	$
Operating activities
Net earnings	81	85
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	263	270
Deferred income taxes and tax uncertainties	6	(50)
Impairment of property, plant and equipment	29	57
Net gains on disposals of property, plant and equipment	—	(15)
Stock-based compensation expense	5	5
Other	(3)	4
Changes in assets and liabilities, excluding effect of acquisition of business
Receivables	19	(11)
Inventories	6	(70)
Prepaid expenses	(5)	(3)
Trade and other payables	(53)	8
Income and other taxes	(18)	30
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(16)	2
Other assets and other liabilities	(4)	4
Cash flows provided from operating activities	310	316
Investing activities
Additions to property, plant and equipment	(302)	(202)
Proceeds from disposals of property, plant and equipment	—	35
Acquisition of business, net of cash acquired	(1)	—
Other	1	9
Cash flows used for investing activities	(302)	(158)
Financing activities
Dividend payments	(76)	(75)
Stock repurchase	(10)	(50)
Net change in bank indebtedness	1	(9)
Change in revolving bank credit facility	60	75
Proceeds from receivables securitization facility	140	—
Repayments of receivables securitization facility	(40)	—
Issuance of long-term debt	—	300
Repayments of long-term debt	(40)	(439)
Other	(3)	1
Cash flows provided from (used for) financing activities	32	(197)
Net increase (decrease) in cash and cash equivalents	40	(39)
Impact of foreign exchange on cash	2	(7)
Cash and cash equivalents at beginning of period	126	174
Cash and cash equivalents at end of period	168	128
Supplemental cash flow information
Net cash payments for:
Interest (including $40 million of redemption premiums in 2015)	50	121
Income taxes paid, net	37	16

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2016				2015
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	4	18	59	81	36	38	11	57	142
(+)	Impairment of property, plant and equipment	($)	16	2	4	22	12	11	12	12	47
(+)	Closure and restructuring costs	($)	2	16	8	26	1	1	1	1	4
(+)	Litigation settlement	($)	—	2	—	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	(1)	(11)	—	—	(12)
(+)	Debt refinancing costs	($)	—	—	—	—	—	—	30	—	30
(=)	Earnings before items	($)	22	38	71	131	48	39	54	70	211
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	62.7	62.7	62.7	63.9	63.7	63.0	62.9	63.4
(=)	Earnings before items per diluted share	($)	0.35	0.61	1.13	2.09	0.75	0.61	0.86	1.11	3.33

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	4	18	59	81	36	38	11	57	142
(+)	Income tax (benefit) expense	($)	(3)	6	16	19	9	(1)	(14)	20	14
(+)	Interest expense, net	($)	17	15	17	49	26	25	64	17	132
(=)	Operating income	($)	18	39	92	149	71	62	61	94	288
(+)	Depreciation and amortization	($)	89	87	87	263	90	91	89	89	359
(+)	Impairment of property, plant and equipment	($)	21	3	5	29	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	—	—	(1)	(14)	—	—	(15)
(=)	EBITDA	($)	128	129	184	441	179	157	170	203	709
(/)	Sales	($)	1,287	1,267	1,270	3,824	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin	(%)	10%	10%	14%	12%	13%	12%	13%	15%	13%
	EBITDA	($)	128	129	184	441	179	157	170	203	709
(+)	Closure and restructuring costs	($)	2	21	10	33	1	1	1	1	4
(+)	Litigation settlement	($)	—	2	—	2	—	—	—	—	—
(=)	EBITDA before items	($)	130	152	194	476	180	158	171	204	713
(/)	Sales	($)	1,287	1,267	1,270	3,824	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin before items	(%)	10%	12%	15%	12%	13%	12%	13%	16%	14%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2016				2015
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year

Reconciliation of "Free cash flow" to Cash flows provided from operating activities
	Cash flows provided from operating activities	($)	97	118	95	310	127	122	67	137	453
(-)	Additions to property, plant and equipment	($)	(100)	(119)	(83)	(302)	(70)	(66)	(66)	(87)	(289)
(=)	Free cash flow	($)	(3)	(1)	12	8	57	56	1	50	164

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	1	—		6	1	1	—
(+)	Long-term debt due within one year	($)	41	64	63		169	169	42	41
(+)	Long-term debt	($)	1,211	1,237	1,309		1,170	1,169	1,236	1,210
(=)	Debt	($)	1,258	1,302	1,372		1,345	1,339	1,279	1,251
(-)	Cash and cash equivalents	($)	(97)	(111)	(168)		(183)	(207)	(128)	(126)
(=)	Net debt	($)	1,161	1,191	1,204		1,162	1,132	1,151	1,125
(+)	Shareholders' equity	($)	2,736	2,716	2,754		2,710	2,761	2,659	2,652
(=)	Total capitalization	($)	3,897	3,907	3,958		3,872	3,893	3,810	3,777
	Net debt	($)	1,161	1,191	1,204		1,162	1,132	1,151	1,125
(/)	Total capitalization	($)	3,897	3,907	3,958		3,872	3,893	3,810	3,777
(=)	Net debt-to-total capitalization	(%)	30%	30%	30%		30%	29%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	35	89	—	143	14	15	15	—	44	(15)	(11)	(12)	—	(38)	18	39	92	—	149
(+)	Impairment of property, plant and equipment	($)	21	3	5	—	29	—	—	—	—	—	—	—	—	—	—	21	3	5	—	29
(+)	Closure and restructuring costs	($)	2	21	10	—	33	—	—	—	—	—	—	—	—	—	—	2	21	10	—	33
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2	—	—	2
(=)	Operating income (loss) before items	($)	42	59	104	—	205	14	15	15	—	44	(15)	(9)	(12)	—	(36)	41	65	107	—	213

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	59	104	—	205	14	15	15	—	44	(15)	(9)	(12)	—	(36)	41	65	107	—	213
(+)	Depreciation and amortization	($)	73	72	71	—	216	16	15	16	—	47	—	—	—	—	—	89	87	87	—	263

(=)	EBITDA before items	($)	115	131	175	—	421	30	30	31	—	91	(15)	(9)	(12)	—	(36)	130	152	194	—	476
(/)	Sales	($)	1,085	1,054	1,054	—	3,193	216	228	231	—	675	—	—	—	—	—	1,301	1,282	1,285	—	3,868
(=)	EBITDA margin before items	(%)	11%	12%	17%	—	13%	14%	13%	13%	—	13%	—	—	—	—	—	10%	12%	15%	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	Year	Q1'15	Q2'15	Q3'15	Q4'15	Year	Q1'15	Q2'15	Q3'15	Q4'15	Year	Q1'15	Q2'15	Q3'15	Q4'15	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	75	55	54	86	270	10	17	18	16	61	(14)	(10)	(11)	(8)	(43)	71	62	61	94	288
(+)	Impairment of property, plant and equipment	($)	19	18	20	20	77	—	—	—	—	—	—	—	—	—	—	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	1	1	3	1	—	—	—	1	—	—	—	—	—	1	1	1	1	4
(=)	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354
(+)	Depreciation and amortization	($)	74	75	75	73	297	16	16	14	16	62	—	—	—	—	—	90	91	89	89	359

(=)	EBITDA before items	($)	168	135	150	180	633	27	33	32	32	124	(15)	(10)	(11)	(8)	(44)	180	158	171	204	713
(/)	Sales	($)	1,146	1,110	1,092	1,110	4,458	218	216	214	221	869	—	—	—	—	—	1,364	1,326	1,306	1,331	5,327
(=)	EBITDA margin before items	(%)	15%	12%	14%	16%	14%	12%	15%	15%	14%	14%	—	—	—	—	—	13%	12%	13%	15%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2016				2015
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,085	1,054	1,054	3,193	1,146	1,110	1,092	1,110	4,458
Operating income	($)	19	35	89	143	75	55	54	86	270
Depreciation and amortization	($)	73	72	71	216	74	75	75	73	297
Impairment of property, plant and equipment	($)	21	3	5	29	19	18	20	20	77

Paper
Paper Production	('000 ST)	785	715	726	2,226	808	806	794	837	3,245
Paper Shipments - Manufactured	('000 ST)	786	752	744	2,282	804	783	779	797	3,163
Communication Papers	('000 ST)	657	627	620	1,904	669	653	648	669	2,639
Specialty and Packaging	('000 ST)	129	125	124	378	135	130	131	128	524
Paper Shipments - Sourced from 3rd parties	('000 ST)	32	29	35	96	35	29	35	28	127
Paper Shipments - Total	('000 ST)	818	781	779	2,378	839	812	814	825	3,290
Pulp
Pulp Shipments(a)	('000 ADMT)	369	360	369	1,098	350	345	333	386	1,414
Hardwood Kraft Pulp	(%)	6%	4%	5%	5%	9%	8%	8%	8%	8%
Softwood Kraft Pulp	(%)	69%	66%	67%	67%	65%	65%	65%	69%	66%
Fluff Pulp	(%)	25%	30%	28%	28%	26%	27%	27%	23%	26%

Personal Care Segment
Sales	($)	216	228	231	675	218	216	214	221	869
Operating income	($)	14	15	15	44	10	17	18	16	61
Depreciation and amortization	($)	16	15	16	47	16	16	14	16	62

Average Exchange Rates	$US / $CAN	1.375	1.289	1.305	1.323	1.241	1.229	1.309	1.335	1.279
	$CAN / $US	0.727	0.776	0.766	0.756	0.806	0.813	0.765	0.749	0.782
	€ / $US	1.103	1.130	1.116	1.116	1.126	1.106	1.112	1.095	1.110

(a)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.